UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 3, 2009
(Date of earliest event reported)

FORD MOTOR COMPANY
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

1-3950	38-0549190
(Commission File Number)	(IRS Employer Identification No.)

One American Road, Dearborn, Michigan	48126
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 313-322-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 140.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03.  Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Due to concerns about the instability in the capital markets with the uncertain state of the global economy, on January 29, 2009, we gave notice to borrow the total unused amount (i.e., $10.9 billion) under our $11.5 billion secured revolving credit facility entered into in December 2006.  On February 3, 2009, the requested borrowing date, the lenders under that facility advanced to us $10.1 billion.  As expected, the $890 million commitment of Lehman Commercial Paper Inc., one of the lenders under the facility, was not advanced because of Lehman Commercial Paper Inc. having filed for protection under Chapter 11 of the U.S. Bankruptcy Code on October 5, 2008.  The $10.1 billion revolving loan will bear interest at LIBOR plus a margin of 2.25% and will mature on December 15, 2011.  For more information about this revolving credit facility, see Note 16 of the Notes to the Financial Statements published in our Current Report on Form 8-K dated June 2, 2008, which discussion of the revolving credit facility is incorporated herein by reference.

Item 8.01. Other Events.

Our news release dated February 3, 2009 concerning U.S. retail sales of Ford vehicles in January 2009, filed as Exhibit 99 to this report, is incorporated by reference herein.

Item 9.01. Financial Statements and Exhibits.

EXHIBITS

Designation	Description	Method of Filing

Exhibit 99	News Release dated	Filed with this Report
February 3, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORD MOTOR COMPANY
(Registrant)

Date: February 3, 2009	By:	/s/Louis J. Ghilardi
Louis J. Ghilardi
Assistant Secretary

EXHIBIT INDEX

Designation	Description

Exhibit 99	News Release dated February 3, 2009